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Exhibit 99.3

Infrared Screening and Inspection Solutions
(ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Financial Statements
April 30, 2002

Financial Statements
Auditors' Report	2
Statement of Net Business Assets	3
Statement of Loss and Changes in Net Business Assets	4
Statement of Cash Flows	5
Notes to Financial Statements	6 to 9

[Raymond Chabot Grant Thornton Letterhead]

Auditors' Report

To the Board of Directors
ART Advanced Research Technologies Inc.

        We have audited the accompanying statement of net business assets of the Infrared Screening and Inspection Solutions (ISIS) Division, a division of ART Advanced Research Technologies Inc. (Note 1), as at April 30, 2002 and the related statements of loss and changes in net business assets and cash flows for the year then ended. These financial statements are the responsibility of ART Advanced Research Technologies Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these financial statements present fairly, in all material respects, the financial position of the Infrared Screening and Inspection Solutions (ISIS) Division as at April 30, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

/s/ Raymond Chabot Grant Thornton

Chartered Accountants

Montréal, Canada
July 5, 2002

Infrared Screening and Inspection Solutions (ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Statement of Net Business Assets
(In US dollars)

April 30, 2002
ASSETS
Current assets
Trade accounts receivable, net of allowance for doubtful accounts of $0	$151,977
Government assistance receivable	32,974
Inventories	1,066,744

1,251,695

Fixed assets (Note 3)	21,197

Other assets
Deposit	1,886
Patents	58,157

60,043

$1,332,935

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities (Note 4)	$259,601
NET BUSINESS ASSETS	1,073,334

$1,332,935

The accompanying notes are an integral part of the financial statements.

Infrared Screening and Inspection Solutions (ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Statement of Loss and Changes in Net Business Assets
(In US dollars)

Year ended April 30, 2002
Sales	$539,499
Cost of sales	293,306

Gross margin	246,193
Other revenues	12,604

258,797

Operating expenses
Research and development expenses (Note 5)	769,652
Selling, general and administrative expenses	1,879,210
Depreciation expense	33,513

2,682,375

Net loss	(2,423,578)
Net business assets, beginning of year	921,765
Net transactions with ART Advanced Research Technologies Inc.	2,575,147

Net business assets, end of year	$1,073,334

The accompanying notes are an integral part of the financial statements.

Infrared Screening and Inspection Solutions (ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Statement of Cash Flows
(In US dollars)

Year ended April 30, 2002
OPERATING ACTIVITIES
Net loss	$(2,423,578)
Non-cash item
Depreciation expense	33,513
Decrease (increase) in current assets
Accounts receivable	35,513
Government assistance receivable	126,223
Inventories	450,189
Prepaid expenses	13,942
Increase (decrease) in current liabilities
Accounts payable and accrued liabilities	(879,568)

Cash flows from operating activities	(2,643,766)

INVESTING ACTIVITIES
Decrease in fixed assets	71,735
Increase in other assets	(3,116)

Cash flows from investing activities	68,619

FINANCING ACTIVITIES
Net transactions with ART Advanced Research Technologies Inc. and cash flows from financing activities	2,575,147

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—

Cash and cash equivalents, end of year	$—

The accompanying notes are an integral part of the financial statements.

Infrared Screening and Inspection Solutions (ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Notes to Financial Statements
(In US dollars)

1—Basis of Presentation and Nature of Operations

        The Infrared Screening and Inspection Solutions (ISIS) Division ("ISIS Division") consists of ART Advanced Research Technologies Inc.'s (The "Company") industrial division doing business as ISIS. The ISIS Division is involved in the research, design, development and marketing of infrared screening and inspection solutions for the electronics industry.

        On July 2, 2002, the Company signed a definitive agreement for the sale of its ISIS Division to Photon Dynamics, Inc. The transaction is expected to close later in July 2002.

        The separate financial statements of the ISIS Division have been prepared on a basis that the Company's management believes to be reasonable and appropriate. The separate financial statements are not necessarily indicative of the financial position, results of operations and cash flows that might have occurred had the ISIS Division been a stand-alone business not fully integrated into the Company's other operations, or the actual financial position that might have otherwise resulted, or future results of operations or financial position of the ISIS Division.

Statement of Net Business Assets

        The accompanying statement of net business assets includes the assets and liabilities specifically used for the operations of the ISIS Division.

        No direct ownership interest existed in the portion comprising the ISIS Division. Accordingly, net business assets are shown in lieu of shareholders' equity.

Statement of Loss and Changes in Net Business Assets

        The accompanying statement of loss and changes in net business assets includes only those revenues and expenses related to the activities of the ISIS Division, including allocated portions of the Company's centralized functions, as described below.

Selling, General and Administrative Expenses

        The statement of loss and changes in net business assets includes a portion of the Company's shared selling, general and administrative expenses based on identification of such services specifically used by the ISIS Division. Where determination based on specific usage alone have been impracticable or are reflected in a general charge that is not specific to the ISIS Division, other methods and criteria were used that management believes are equitable and provide a reasonable estimate of the cost attributable to the ISIS Division. These methods primarily consisted of allocating costs based on (i) number of employees, (ii) percentage of office space or (iii) estimated percentage of staff time used. The total of these allocations was $647,821 in 2002. It is not practicable to provide a detailed estimate of the expenses that would have been recognized if the ISIS Division would have been operated on a stand-alone basis.

Depreciation Expense

        The statement of loss and changes in net business assets includes depreciation expense related to the equipment to be acquired by Photon Dynamics, Inc. and an allocation of depreciation expense for the other corporate-level assets utilized in the operations of the ISIS Division that will not be acquired by Photon Dynamics, Inc. and that are not included in the statement of net business assets.

Income Taxes

        The ISIS Division's operations have been included in the federal and provincial income tax returns of the Company. The ISIS Division has generated tax losses since its inception. No future tax asset has been recorded as a full valuation allowance has been constituted against the asset resulting from the available tax losses.

Statement of Cash Flows

        The accompanying statement of cash flows includes the operating, investing and financing cash flows related to the ISIS Division's operations.

2—Accounting Policies

        These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. The principal accounting policies are as follows:

Revenue Recognition

        Revenues from sales of the Division's products are recorded at the time the product is shipped, provided that collection of the proceeds of sale is reasonably assured. A provision is recorded at the time revenue is recognized based on estimated customer returns and allowances.

Inventories

        Inventories are valued at the lower of cost and net realizable value. Cost is determined by the first in, first out method.

Patents

        Patents are recorded at cost and are amortized according to the straight-line basis over a five-year period commencing in the year of commercialization of the related products.

Depreciation

        Fixed assets are recorded at cost and are depreciated over their estimated useful lives according to the straight-line basis over the following periods:

Computer equipment	3 years
Tools and equipment	5 years

Research and Development Expenses

        Research expenses are charged against income in the year in which they are incurred. Development expenses are charged against income in the year in which they are incurred, unless the criteria for capitalization under Canadian generally accepted accounting principles are met. The Division has not deferred any such development costs to date.

        Investment tax credits, based on qualifying research and development expenses, are accounted for as a reduction of expenses in the year in which the expenses are incurred.

Financial Instruments

        The financial statements include only primary financial instruments.

        The fair value of trade, accounts and government assistance receivable, accounts payable and accrued liabilities is equivalent to their carrying amount given that they will mature shortly.

Reporting Currency and Translation of Foreign Currencies

        The Division uses the United States dollar as its reporting currency. The Division's financial statements have been translated from the currency of measurement, the Canadian dollar, into the reporting currency using the current rate method. All cumulative translation gains or losses have been included in the net business assets amount.

        Transactions concluded in currencies other than the currency of measurement have been translated as follows: monetary assets and liabilities have been translated at the exchange rates in effect at the end of the period and revenues and expenses have been translated at the weighted average exchange rates for the periods. Exchange gains and losses arising from such transactions have been included in the operating expenses.

3—Fixed Assets

	April 30, 2002
	Cost	Accumulated depreciation	Net
Computer equipment	$31,305	$18,801	$12,504
Tools and equipment	13,927	5,234	8,693

	$45,232	$24,035	$21,197

4—Accounts Payable and Accrued Liabilities

April 30, 2002
Trade payables	$87,996
Salary related	58,305
Miscellaneous accruals	113,300

$259,601

5—Research and Development Expenses

        The research and development expenses and the related investment tax credits included in the statements of loss and changes in net business assets are as follows:

April 30, 2002
Research and development expenses	$802,648
Investment tax credits	32,996

$769,652

        The investment tax credits are subject to review and approval by tax authorities and it is possible that the amounts granted will be different from the amounts accounted for.

6—United States Generally Accepted Accounting Principles

        The amounts reported in the financial statements of the Division, prepared under Canadian generally accepted accounting principles, conform in all material respects to the amounts that would have been reported if the financial statements had been prepared under United States generally accepted accounting principles.

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  Exhibit 99.3